Exhibit 99.1

Safeguard Scientifics Announces Third Quarter 2018 Financial Results

Conference call and webcast today at 9:00 a.m. ET

RADNOR, Pa., Oct. 25, 2018 /PRNewswire/ -- Safeguard Scientifics, Inc. (NYSE: SFE) (Safeguard or the Company) today announced financial results for the three months and nine months ended September 30, 2018 and provided a business update regarding the achievement of developmental milestones for its 22 partner companies.

"Safeguard continues to make steady progress in our ongoing efforts to support the growth of and monetize our portfolio of partner companies," said Brian J. Sisko, Safeguard President and CEO. "Year to date, the Company has received $80 million in cash proceeds related to monetizations of our partner company interests." Mr. Sisko went on to say that "Safeguard's partner companies continue to gain real traction in their respective markets. For example: As of the end of the third quarter, nine of our partner companies were operating at an annual trailing revenue run rate in excess of $10 million per annum. Also, within the first nine months of this year alone, four out of five partner companies have undertaken equity related financing raises based on valuations exceeding their respective prior rounds. Furthermore, our partner companies have raised in excess of $100 million in equity funding, of which Safeguard contributed less than 15%. The Safeguard team remains committed to supporting our maturing portfolio, maximizing the overall value of our partner company holdings and monitizing such holdings, in both traditional and non-traditional ways, as opportunities arise."

2018 YTD Highlights

  For the three months ended September 30, 2018, Safeguard's net income was $32.1 million, or $1.56 per share, compared with a net loss of $18.7 million, or $.91 per share, for the same quarter of 2017.  For the nine months ended September 30, 2018, the Company's net income was $1.0 million, or $0.05 per share, versus a net loss of $69.8 million, or $3.42 per share, in the same period of 2017.
  As previously announced, the Company sold back 39.1% of its 20.5% equity ownership stake in MediaMath to the company for $45.0 million, for a cash-on-cash return of 4.5x.
  Safeguard realized proceeds of $10.0 million from the secondary sale in the third quarter of its interests in partner company AdvantEdge Healthcare Solutions (AHS).  There is the potential to realize up to an additional $6.3 million upon the achievement of certain valuation thresholds in connection with the future sale of AHS.
  The Company deployed $7 million in follow-on funding to support 8 existing partner companies during the third quarter, bringing the year-to-date total of follow-on funding to $15.2 million to support 14 partner companies.
  At September 30, 2018, the Company's balance of cash, cash equivalents, marketable securities and trading securities was $70.9 million, compared with $26.7 million at June 30, 2018 and $29.0 million at December 31, 2017.
  The Company repaid $41 million of convertible debt.
  The Company has dramatically reduced its on-going cost structure:  For the three months ended September 30, 2018, these corporate expenses totaled $2.2 million, effectively reaching the targeted $8-9 million run rate of annual corporate expenses excluding severance, retirement and non-recurring items.

AGGREGATE PARTNER COMPANY REVENUE
The Company's full-year 2018, aggregate partner company revenue projection is now expected to be between $400 million and $415 million, an increase of 13% to 18% compared with 2017 results. The revised annual aggregate revenue guidance reflects slowed growth across the digital media sector but continued growth that was in-line or better in the aggregate for the remaining partner companies.

Aggregate partner company revenue includes revenue for all partner companies in which Safeguard had an equity interest at January 1, 2018, excluding Cask Data and AdvantEdge HealthCare Solutions, which were exited in 2018, and Apprenda, which ceased operations in the second quarter of 2018. Aggregate revenue for the same partner companies was $355 million and $299 million for 2017 and 2016, respectively. Aggregate revenue guidance for 2018 and prior years reflects combined revenue for Spongecell and Flashtalking, which merged during the first quarter of 2018.

CHANGE IN STRATEGY AND OPERATIONS
On January 17, 2018, Safeguard announced a change in its business strategy and operations to increase shareholder value. Under the new strategy, Safeguard has ceased deploying capital into new partner company opportunities. It remains focused on providing financial and operating support to its existing partner companies, with the goal of pursuing monetization opportunities for its partner company interests and maximizing net proceeds distributable to shareholders. The Company will consider initiatives including, among others: the sale of individual partner companies, the sale of certain partner company interests in secondary market transactions, or a combination thereof, as well as other opportunities to maximize shareholder value.

PARTNER COMPANY HIGHLIGHTS
This section summarizes significant accomplishments by Safeguard's partner companies during the third quarter of 2018.

~ Milestones ~

Aktana raised $21 million in equity capital in a Series C financing led by Leerink Transformation Partners with participation by a strategic investor and existing investors including Safeguard. The company has raised $49.4 million in total funding.

InfoBionic closed a $50.0 million financing. Proceeds will support continued commercial expansion of its FDA-cleared MoMe® Kardia system for remote wireless outpatient monitoring and diagnosis of cardiac arrhythmias. Investors were Eagle Investments; Excel Venture Management; Safeguard; Zaffre Investments, a subsidiary of Blue Cross Blue Shield of Massachusetts; and Blue Cross and Blue Shield of Kansas, Inc. InfoBionic reported month-to-month subscription growth in excess of 35% for the MoMe® Kardia system during the past year.

meQuilibrium raised $6.0 million in equity capital in a Series C financing led by HLM Venture Partners of Boston with participation by current investors Chrysalis Ventures and Safeguard. Proceeds will be used to expand sales and marketing initiatives. The company has raised $25.0 million in total funding. In addition, meQuilibrium hired Neal Bruce as senior vice president for product strategy and Kerry Smith as senior vice president for customer success.

NovaSom board of directors member and digital-health veteran Jack Stoddard has been appointed chief operating officer of the new healthcare initiative formed in early 2018 by Amazon.com, Berkshire Hathaway Inc. and JPMorgan Chase.

Syapse hired James Lim, Ph.D. as senior vice president for product development. Lim has held executive positions at Enlighted and InvenSense, and has built and delivered enterprise internet-of-things software to some of the world's largest healthcare, technology and retail companies.

Transactis has added two experts in digital payment systems to its advisory board. They are Craig Vaream, former JPMorgan Chase managing director for North America payable and receivable products; and Paul Finch, CEO of Early Warning, founder of payment network Zelle®.

WebLinc secured $6.0 million in debt financing from Montage Capital and Partners for Growth. Proceeds will be used to expand sales and marketing efforts, and to improve the company's cloud commerce products, including content and search components. WebLinc employs approximately 116 people in its Philadelphia, Vancouver and Toronto offices. The company has raised $20.0 million in venture capital to date.

Zipnosis recently secured $3.0 million in Series B equity funding from existing investors, including Safeguard, to continue growing its telemedicine sales, product development and customer support activities. The company has raised $23.0 million since its 2009 founding.

~ Product Launches / Regulatory Approvals ~

MediaMath launched new creative management offerings and supply partnerships that fully integrate native advertising into its omnichannel DSP, empowering clients to leverage a single platform to manage a larger share of their media spend using a creative format that has proven to be more engaging to consumers. The launch comes on the heels of MediaMath's recent $225 million funding round and demonstrates its commitment to improving the consumer experience while creating business outcomes. MediaMath's new native offering enables clients to upload creative assets in their component parts, such as images, headlines, copy and click-through-URLs and tracking tags, directly into T1, and then use the same assets flexibly across any compatible native inventory. MediaMath has partnered with Sharethrough, TripleLift and PowerLinks to launch these capabilities with a globally-scaled inventory of premium native ad opportunities. MediaMath has also been testing leveraging the same framework to target Facebook and Instagram inventory with the same creative units.

QuanticMind has expanded the Bidding Optimization Capabilities of its digital advertising platform, allowing users to have better control of their spend targets and minimum margins, among other goals. The company also has upgraded algorithms and infrastructure used to calculate location and device-bid adjustments for Google and Bing, improving accuracy and scalability.

~ Major Customer Wins / Strategic Partnerships ~

Aktana has integrated its decision-support software for the life science industry with offerings by Salesforce Sales Cloud, Marketing Cloud and Einstein AI to enhance sales and marketing team workflow and drive multichannel engagement.

Clutch Holdings has added West Coast grocer New Seasons Market to its customer roster. Clutch will centralize all of the grocer's transaction, SKU and customer loyalty data and design outreach campaigns across all channels using personalized communications. New Seasons Market operates 21 stores in Oregon, Washington and northern California.

Flashtalking has formed separate partnerships with Adobe Advertising Cloud and Neustar. The Adobe deal integrates Flashtalking and Adobe advertising technology platforms to enable advertisers to analyze data on their own terms at a granular level. Neustar and Flashtalking are teaming to integrate identity and ad management functions in the wake of Google's recent announcement that it will restrict and ultimately eliminate the use of DoubleClick IDs.

InfoBionic has granted BIOTRONIK, a global leader in cardio- and endovascular medical technology, exclusive U.S. distribution rights for InfoBionic's MoMe® Kardia system for ambulatory cardiac arrhythmia monitoring.

MediaMath has allied with Rubicon Project, Integral Ad Science, Mindshare and Zilliqa to explore how to apply blockchain in advertising technology. The alliance is developing Project Proton, a prototype for enterprise level, secure collaboration across all facets of digital advertising and marketing – advertisers, agencies, demand side platforms, supply side platforms, data management platforms, trading desks and publishers.

Propeller Health has partnered with Anthem Blue Cross and Blue Shield of Ohio to launch a new Medicaid Advantage digital medicine program for chronic obstructive pulmonary disease care management in Ohio. The digital medicine program monitors pharmaceutical inhaler use by patients via inhaler sensors linked to Propeller's mobile app. The data is used by healthcare professionals to calibrate medication use and COPD care.

Sonobi and San Francisco-based LiveRamp, an Acxiom® company, are teaming to help marketers improve targeting of potential customers. The partnership allows brands and agencies to build media packages using the Sonobi JetStream multichannel ad platform and LiveRamp's identity resolution system. Users will be able to connect their CRM databases directly with media companies with appropriate inventory, informing them how customers customers consume media. It also lets them make programmatic media purchases.

~ Industry Awards / Certifications ~

Flashtalking has been named a finalist in the 2018 competition for Europe's Best Marketing Analytics/Attribution Platform award sponsored by industry publisher Digiday Marketing and Advertising. Winners will be announced at a November 1 ceremony in London.

Prognos is included with GE Healthcare, GlaxoSmithKline, Google, IBM, Massachusetts General Hospital, Merck, and Quest Diagnostics as prominent providers in the healthcare industry's booming artificial-intelligence sector in a recent study published by news aggregator ResearchMoz.us. The study projects the global hospital AI market, estimated at $19 billion in 2016, will grow to $50 billion by 2023, driven by AI's expanding role in improving diagnoses, personalizing treatments, and streamlining clinical workflow.

Zipnosis has been certified by Surescripts to add medication history services to its virtual care platform. Certification allows healthcare providers to view real-time medication history validation and prescriptions from updated provider workflow. Zipnosis will provide extra safety features, including medication interaction and allergy checking, as well as prescribing precautions related to pregnancy and breastfeeding. The added features allow providers to make more accurate decisions on medications using personalized healthcare data.

PARTNER COMPANY HOLDINGS AT SEPTEMBER 30, 2018

Partner Company Revenue Stages
Initial Revenue Stage	Expansion Stage	Traction Stage	High Traction Stage
Up to $1M in revenue	$1M to $5M in revenue	$5M to $10M in revenue	$10M+ in revenue

Partner Companies	Stage	Category	Acquisition Year	Primary Ownership%	Carrying Value (in millions)	Cost (in millions)

Aktana	Traction	Healthcare	2016	20%	$ 6.2	$ 10.2
Brickwork	Expansion	Digital Media	2016	20%	3.5	4.6
CloudMine	Expansion	Healthcare	2015	47%	-	11.0
Clutch Holdings	High Traction	Digital Media	2013	41%	6.7	16.3
Flashtalking	High Traction	Digital Media	2018	10%	11.0	19.2
Hoopla Software	Expansion	Digital Media	2011	26%	-	5.1
InfoBionic	Expansion	Healthcare	2014	25%	0.4	22.0
Lumesis	Traction	Financial Services	2012	44%	1.5	6.3
MediaMath	High Traction	Digital Media	2009	13%	-	15.5
meQuilibrium	Expansion	Healthcare	2015	33%	5.3	11.5
Moxe Health	Initial Revenue	Healthcare	2016	32%	4.0	5.5
NovaSom	High Traction	Healthcare	2011	32%	1.8	26.2
Prognos (fka Medivo)	High Traction	Healthcare	2011	29%	7.3	12.6
Propeller Health	Traction	Healthcare	2014	20%	8.5	14.3
QuanticMind	Traction	Digital Media	2015	25%	6.4	12.9
Sonobi	High Traction	Digital Media	2015	22%	7.5	11.4
Syapse	High Traction	Healthcare	2014	20%	3.9	15.6
T-REX Group	Initial Revenue	Financial Services	2016	21%	4.2	6.0
Transactis	High Traction	Financial Services	2014	24%	7.7	14.5
Trice Medical	Expansion	Healthcare	2014	23%	1.7	10.2
WebLinc	High Traction	Digital Media	2014	38%	6.2	14.7
Zipnosis	Expansion	Healthcare	2015	35%	3.8	8.5
				TOTAL:	$ 97.6	$ 274.1

CONFERENCE CALL AND WEBCAST DETAILS
Please call 10-15 minutes prior to the call to register.

Date: Thursday, October 25, 2018

Time: 9:00 a.m. ET

Webcast: www.safeguard.com/results

Live Number: 833-236-5756 // (International) 647-689-4184

Replay Number: 800-585-8367 // (International) 416-621-4642

Conference ID: 8598172

Speakers: President and Chief Executive Officer Brian J. Sisko; and Senior Vice President and Chief Financial Officer Mark A. Herndon, CPA.

Format: Discussion of third quarter 2018 financial results followed by Q&A.

Replay will be available through November 25, 2018 at 11:59 p.m. ET. For more information please contact IR@safeguard.com.

About Safeguard Scientifics
Historically, Safeguard Scientifics (NYSE:SFE) has provided capital and relevant expertise to fuel the growth of technology-driven businesses. Safeguard has a distinguished track record of fostering innovation and building market leaders that spans more than six decades. For more information, please visit www.safeguard.com or follow us on Twitter @safeguard.

Forward-looking Statements
Except for the historical information and discussions contained herein, statements contained in this release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Our forward-looking statements are subject to risks and uncertainties. Forward-looking statements include, but are not limited to, statements regarding Safeguard's initiatives taken or contemplated to enhance and unlock value for all of its stockholders, Safeguard's efforts to execute on and implement its strategy to streamline its organizational structure, reduce its operating costs, pursue monetization opportunities for partner companies and maximize the net proceeds distributable to its shareholders, Safeguard's ability to create, unlock, enhance and maximize shareholder value, Safeguard's ability to have a smooth transition to a new management team, the timing of Safeguard's management succession plan and its effect on driving increased organizational effectiveness and efficiencies, the ability of the new management team to execute Safeguard's strategy, the availability of, the timing of, and the proceeds that may ultimately be derived from the monetization of partner companies, Safeguard's projections regarding the reduction in its ongoing operating expenses, Safeguard's projections regarding annualized operating expenses and expected severance expenses, monetization opportunities for partner company interests, and the amount of net proceeds from the monetization of partner company interests that are ultimately distributable to Safeguard shareholders after satisfying Safeguard's debt obligations and working capital needs and the timing of such distributions. Such forward-looking statements are not guarantees of future operational or financial performance and are based on current expectations that involve a number of uncertainties, risks and assumptions that are difficult to predict. Therefore, actual outcomes and/or results may differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause actual results to differ materially include, among others, our ability to make good decisions about the monetization of our partner companies for maximum value or at all and distributions to our shareholders, our ability to successfully execute on our strategy to streamline our organizational structure and align our cost structure to increase shareholder value, whether our strategy will better position us to focus our resources on the highest-return opportunities and deliver enhanced shareholder value, the ongoing support of our existing partner companies, the fact that our partner companies may vary from period to period, challenges to achieving liquidity from our partner company holdings, fluctuations in the market prices of our publicly traded partner company holdings, competition, our inability to obtain maximum value for our partner company holdings, our ability to attract and retain qualified employees, market valuations in sectors in which our partner companies operate, our inability to control our partner companies, our need to manage our assets to avoid registration under the Investment Company Act of 1940, risks, disruption, costs and uncertainty caused by or related to the actions of activist shareholders, including that if individuals are elected to our Board with a specific agenda, it may adversely affect our ability to effectively implement our business strategy and create value for our shareholders and perceived uncertainties as to our future direction as a result of potential changes to the composition of our Board may lead to the perception of a change in the direction of our business, instability or a lack of continuity that may adversely affect our business, and risks associated with our partner companies, including the fact that most of our partner companies have a limited operating history and a history of operating losses, face intense competition and may never be profitable, the effect of economic conditions in the business sectors in which Safeguard's partner companies operate, and other uncertainties described in our filings with the Securities and Exchange Commission. Many of these factors are beyond the Company's ability to predict or control. As a result of these and other factors, the Company's past operational and financial performance should not be relied on as an indication of future performance. The Company does not assume any obligation to update any forward-looking statements or other information contained in this press release.

SAFEGUARD CONTACT:
John E. Shave III, IRC
Senior Vice President, Investor Relations and Corporate Communications
(610) 975-4952
jshave@safeguard.com

Safeguard Scientifics, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	September 30, 2018	December 31, 2017

Assets
Cash, cash equivalents and marketable securities	$69,636	$25,203
Other current assets	3,405	8,405
Total current assets	73,041	33,608
Ownership interests in and advances to partner companies	103,702	134,691
Long-term restricted cash equivalents	—	6,336
Other assets	1,609	1,829
Total Assets	$178,352	$176,464

Liabilities and Equity
Other current liabilities	$6,283	$5,327
Credit facility - current	16,433	—
Credit facility repayment feature	5,622	—
Convertible senior debentures	—	40,485
Total current liabilities	28,338	45,812
Credit facility - non-current	63,399	45,321
Other long-term liabilities	3,106	3,535
Total equity	83,509	81,796
Total Liabilities and Equity	$178,352	$176,464

Safeguard Scientifics, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

Operating expenses	$3,516	$3,758	$14,253	$13,191
Operating loss	(3,516)	(3,758)	(14,253)	(13,191)

Other loss	(1,078)	(379)	(4,965)	(219)
Interest, net	(2,592)	(1,639)	(7,240)	(3,061)
Equity income (loss)	39,246	(12,874)	27,452	(53,373)

Net income (loss) before income taxes	32,060	(18,650)	994	(69,844)
Income tax benefit (expense)	—	—	—	—
Net income (loss)	$32,060	$(18,650)	$994	$(69,844)

Net income (loss) per share:
Basic	$1.56	$(0.91)	$0.05	$(3.42)
Diluted	$1.56	$(0.91)	$0.05	$(3.42)

Weighted average shares used in computing income (loss) per share:
Basic	20,561	20,455	20,535	20,416
Diluted	20,561	20,455	20,535	20,416

Safeguard Scientifics, Inc.
Partner Company Financial Data
(in thousands)

Additional Financial Information

To assist investors in understanding Safeguard and our 22 partner companies as of September 30, 2018, we are providing additional financial information on our partner companies, including the aggregate cost and carrying value for all of our partner companies and other holdings.  Carrying value of an equity method partner company represents the original acquisition cost and any follow-on funding, plus or minus our share of the earnings or losses of each company, reduced by any impairment charges.  The carrying value and cost data reflect our percentage holdings in the partner companies and reflect both equity ownership interests in and advances to those partner companies.

	September 30, 2018
	Carrying Value	Cost (including transaction costs)
Safeguard Carrying Value and Cost
Equity method partner companies	$86,691	$239,349
Other partner company	10,956	34,703
Other holdings	6,055	37,480
	$103,702	$311,532